Contacts: Carol K. Nelson, CEO Lars Johnson, CFO 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Reports Strong Third Quarter Operating Results
Credit Quality Improves, Remains Well Capitalized

Everett, WA – October 21, 2008 – Cascade Financial Corporation (NASDAQ: CASB), parent company of Cascade Bank, today reported third quarter earnings of $0.38 per diluted share and year to date earnings of $0.90 prior to an Other Than Temporary Impairment (OTTI) charge on Fannie Mae and Freddie Mac preferred shares.  Excluding the OTTI charge third quarter net income was $4.7 million and year to date net income was $10.9 million.  Following an after-tax charge of $11.3 million for OTTI on its investments in Fannie Mae and Freddie Mac preferred shares after the U.S. Government placed these companies into conservatorship, Cascade reported a loss of $6.6 million, or $0.55 per diluted share, in the third quarter of 2008, compared to earnings of $3.8 million, or $0.31 per diluted share, in the third quarter a year ago.  For the first nine months of 2008 with the OTTI charge, Cascade reported a loss of $372,000, or $0.03 per diluted share on a fully-reported GAAP basis, compared to earnings of $11.5 million, or $0.94 per diluted share, in the first nine months of 2007.

On September 9, 2008, Cascade reported that as of June 30, 2008 it owned preferred shares issued by Fannie Mae ($10.2 million book value) and Freddie Mac ($8.4 million book value) with a combined adjusted book value of approximately $18.6 million.  As of September 30, 2008, the fair market value of these securities was $1.3 million.  With an amortized cost basis for the securities of $18.6 million, Cascade recorded a pre-tax OTTI charge of $17.3 million, resulting in a net charge of $11.3 million to third quarter 2008 earnings.

Operating Results ($000's)	Qtr. Ended 9/30/08	Qtr. Ended 9/30/07	Change	9 Months Ended 9/30/08	9 Months Ended 9/30/07	Change
Total income	$13,910	$12,402	12%	$36,911	$37,055	0%
Total expense	7,162	6,724	7%	21,347	19,695	8%
Net income before taxes	6,748	5,678	19%	15,564	17,360	-10%
Income tax expense	2,097	1,892	11%	4,666	5,826	-20%
Net income before OTTI	4,651	3,786	23%	10,898	11,534	-6%
OTTI net of tax adjustment	11,270	-	NM	11,270	-	NM
Net (loss) income after OTTI	$(6,619)	$3,786		$(372)	$11,534

“Although our quarterly and year-to-date results were hampered by the OTTI charge from our Fannie and Freddie securities, our operating results during the third quarter were strong,” stated Carol K. Nelson, President and CEO.  “Net interest income increased 19% from the third quarter a year ago and 12% from the second quarter of 2008 while non-interest income grew 20% over the third quarter a year ago as checking fees were 32% higher than the same quarter last year.  Additionally, loan and deposit totals again hit record levels.

“Another positive development in the third quarter was the improvement in our credit metrics,” said Nelson.  “Our non-performing loans total was cut in half, our allowance for loan losses (ALLL) grew by nine basis points, our net charge-offs were modest and the coverage of our ALLL to non-performing loans improved.  We continue to build our allowance for loan losses, adding $1.3 million during the third quarter, bringing the year to date provision to $4.8 million.  This compares to $350,000 in the third quarter of 2007 and $850,000 for the nine months ended September 30, 2007.”

3Q08 Financial Highlights:  (compared to 3Q07)

•	Net interest income increased 19%.

•	Non-interest income increased 20%

•	Total loans increased 13% to $1.21 billion.

•	Total deposits grew 9% to $993 million, while personal checking account balances grew 57%.

•	Strong growth in new checking accounts resulted in 32% growth in checking fees.

•	Total assets increased 12% to $1.55 billion.

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Cascade Financial – 3Q08 Results
October 21, 2008

3Q08 Credit Quality Improvements:  (compared to 2Q08)

•	Nonperforming loans (NPLs) declined by 51% to $15.7 million.

•	NPLs were 1.29% of total loans, compared to $32.0 million or 2.68% of total loans three months earlier.

•	Nonperforming assets were 1.10% of total assets compared to 2.07% at June 30, 2008.

•	Net charge-offs were $43,000 for the quarter.

Loan Portfolio

Compared to a year ago, total loans increased 13% to $1.21 billion at September 30, 2008, from $1.08 billion at September 30, 2007.  Total loans outstanding increased $18.2 million for the quarter ended September 30, 2008 from June 30, 2008, or 8% on an annualized basis.  Cascade has not engaged in the practice of subprime residential lending and the loan portfolio does not contain any such loans.

“We continue to slow new construction and land development lending.  However, the construction balances have grown as construction draws are honored and currently exceed payoffs,” said Lars Johnson, Chief Financial Officer.  Construction loans outstanding grew 13% to $404 million at September 30, 2008, compared to $356 million a year ago.  Business loans increased 2% over the same period to $473 million.  Commercial real estate loans were flat at $120 million.  Permanent multifamily loans increased substantially from year ago levels to $74.5 million, partly as a result of the reclassifications from multifamily construction as projects were completed.  Home equity and consumer loans increased 6% to $29.7 million, while residential loans grew 18% to $112 million.

The following table shows loans in each category:  (9/30/08 compared to 6/30/08 and 9/30/07)

LOANS ($ in 000s)	September 30, 2008	June 30, 2008	September 30, 2007	One Year Change
Business	$473,213	$486,876	$464,314	2%
R/E Construction	403,569	391,765	356,064	13%
Commercial R/E	119,787	117,043	119,890	0%
Multifamily	74,535	63,905	11,506	548%
Home equity/consumer	29,659	29,250	28,089	6%
Residential	112,283	106,043	95,559	18%
Total loans	$1,213,046	$1,194,882	$1,075,422	13%

Credit Quality

“Asset quality metrics improved significantly during the third quarter, and equally important, no major relationships were added to our non-performing list during the quarter,” said Robert Disotell, Chief Credit Officer.  “However, the Puget Sound housing market remains weak and will present challenges.  Therefore, we continue to monitor our entire loan portfolio, but especially our construction and land acquisition and development portfolio, to act upon deteriorating credits in a timely manner.”

Nonperforming loans (NPLs) decreased 51% during the quarter to $15.7 million which represented 1.29% of total loans at September 30, 2008, compared to 2.68% three months earlier.  NPLs were $32.0 million at the end of the preceding quarter and $625,000 at the end of September 2007.  Net charge-offs (NCOs) were only $43,000 during the quarter compared to $448,000 in the second quarter of 2008 and $302,000 in the third quarter of 2007.

During the third quarter, approximately $11.6 million of non-performing loans were reduced through the assumption by a qualified purchaser of two loans secured by residential real estate developments located in Snohomish County.  Also, during the quarter $1.4 million was transferred to Real Estate Owned (REO), $1.0 million was written off, and a $2.1 million loan was returned to accrual status.

Nonperforming assets were 1.10% of total assets, compared to 2.07% at the end of the preceding quarter, and 0.05% a year ago.  The provision for loan losses was $1.3 million for the second quarter, exceeding NCOs of $43,000.  The total allowance for loan losses, which includes an allowance for off-balance sheet loan commitments, totaled $14.6 million at quarter-end, equal to 1.21% of total loans compared to 1.12% at June 30, 2008 and 1.06% as of September 30, 2007.

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Cascade Financial – 3Q08 Results
October 21, 2008

Loans delinquent 31-90 days totaled $171,000, or 0.01% of total loans at September 30, 2008, compared to $1.2 million, or 0.10% at June 30, 2008.  All loans over 90 days delinquent are on non-accrual status.

Capital Management

Cascade remains well capitalized for regulatory purposes with a Tier 1 Capital ratio of 7.87% and Risk Based Capital of 10.40% as of September 30, 2008.  Stockholders’ equity was $119 million, the same as at the end of September 2007.  Book value per share was $9.87 at quarter-end compared to $9.89 a year ago.  Tangible book value was $7.79 per share at the end of the quarter, the same as at the end of September 2007.

On October 2, 2008, Cascade reduced its third quarter cash dividend to $0.045 per share from $0.09 per share in the second quarter of 2008.  The dividend will be paid on October 29, to shareholders of record on October 15, 2008.  “Our decision to reduce the dividend was thoroughly and thoughtfully reviewed.  The decision considered many factors, including capital adequacy, earnings, payout ratios and yield to our shareholders.  We believe that conserving capital through a reduction in the dividend is in the best long-term interest of our shareholders and will help ensure that Cascade maintains its well-capitalized position,” said Nelson.

Cascade did not repurchase stock during the first nine months of 2008, under Cascade’s existing repurchase plan.  To preserve capital, Cascade has no plans to repurchase stock in the near future.

Investment Portfolio

The investment portfolio increased $30.0 million from the prior year but was down $17.8 million from the end of the previous quarter due to the write down of the Fannie Mae and Freddie Mac preferred securities.  The investment portfolio consists solely of triple A rated mortgage backed securities and U.S. Government Agency securities.  It contains no collateralized debt obligations or securities secured by subprime loans.

Deposit Growth

“Despite stiff competition in our local markets, our continued marketing and sales management efforts directed at core deposit products has resulted in dramatic growth in our checking account balances.  These deposits grew by $31.1 million year-over-year and $6.6 million on a sequential quarter basis,” said Nelson.  “Personal checking account balances grew by 57% or $33.0 million over the course of the year and even though business checking was virtually flat, total checking balances grew by 22% over the past twelve months, resulting in a 32% increase in checking account fees in the third quarter compared to the same period last year.  We saw a decline in our public sector money market accounts as municipalities reduced balances to meet their cash flow requirements and consolidated balances in the State Investment Pool.  We are monitoring the effect on CD pricing in our market now that Washington Mutual has been acquired by J.P. Morgan Chase.  We hope the takeover will result in more reasonable pricing for all of us in the community banking space.”

The following table shows deposits in each category:  (9/30/08 compared to 6/30/08 and 9/30/07)

DEPOSITS ($ in 000s)	September 30, 2008	June 30, 2008	September 30, 2007	One Year Change
Personal checking accounts	$90,772	$77,591	$57,740	57%
Business checking accounts	82,485	89,071	84,451	-2%
Savings and MMDA	266,560	340,911	330,031	-19%
CDs	552,688	482,988	434,503	27%
Total deposits	$992,505	$990,561	$906,725	9%

Operating Results

Net interest income for the third quarter increased 19% to $12.8 million, compared to $10.8 million for the third quarter of 2007.  Total other income increased 20% to $2.3 million for the quarter, compared to $1.9 million in the third quarter a year ago.  The steady and large growth in checking fees led to the increases in other income from both the previous quarter and the year ago quarter.

Total other expense was up 7% to $7.2 million in the third quarter of 2008, compared to $6.7 million in the same quarter last year, largely due to a $156,000 decline in deferral of loan expenses as fewer loans were made so fewer costs were deferred.  Higher FDIC insurance premiums of $160,000, increased depreciation of $74,000 with a new branch and $45,000 for higher state B&O taxes also contributed to increased other expense.  Personnel costs were actually down on a net basis as salaries were up $203,000 but bonuses were down $253,000.

The efficiency ratio was 47.2% in the third quarter of 2008 (excluding the OTTI charge) compared to 52.7% in the same quarter a year ago, and 51.1% for the first nine months of the year compared to 52.0% in the same period last year.

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Cascade Financial – 3Q08 Results
October 21, 2008

Net interest income increased 8% to $34.8 million during the first nine months of 2008 compared to $32.1 million in the first nine months of 2007.  Total other income increased 20% to $7.0 million for the first nine months of 2008 compared to $5.8 million in the first nine months of 2007, largely due to the increase in checking fees, which were up $801,000 for the year to date period.   Income from Bank owned life insurance (BOLI) grew as Cascade added $5 million of BOLI in December 2007 and transferred the majority of the existing policies to a new, higher yielding structure.  In terms of earnings comparisons, the $396,000 gain on the sale of securities in the first nine months of 2008 partially offset the net gains from the implementation of FAS 159 in the first half a year ago.  Total other income in the first nine months of 2007 had a number of items that were incurred in light of the implementation of FAS 159 in April 2007, including a $569,000 gain on the termination of FHLB advances which offset a $431,000 net loss on the sale of securities.  Year-to-date, total other expenses (excluding the OTTI charge) increased 8% to $21.3 million compared to $19.7 million in the first nine months of 2007.  The increase was largely due to additional expenses related to the new Burlington and Shoreline branches during the first nine months of the year.

Net Interest Margin & Interest Rate Risk

Cascade’s net interest margin improved 15 basis points to 3.52% for the third quarter of 2008, compared to the third quarter a year ago.  “Our yield on earning assets dropped 62 basis points from the third quarter a year ago, but the cost of liabilities decreased by 98 basis points,” said Johnson.  “The 36 basis point improvement in spread produced only a 15 basis point improvement in margin with a lower ratio of interest-bearing assets to total assets in 3Q08 due to the increase in nonperforming loans and the purchase of $5 million of additional BOLI in December 2007.”

The net interest margin was 3.17% in the second quarter of 2008.  “Approximately 31 basis points of the improvement from 2Q08 to 3Q08 was due to the recapture of interest on the nonperforming loans assumed during the quarter which provided approximately $1.0 million in additional interest income,” added Johnson.  “On the other hand, the loss of the dividend on the Freddie Mac preferred stock cost $150,000 in interest income or 4 basis points in margin.  Excluding the above two items, the third quarter margin would have been in the 3.25% range.”

For the first nine months of 2008 the net interest margin was 3.24% compared to 3.33% in the first nine months of 2007.

	3Q08	2Q08	1Q08	4Q07	3Q07	2Q07	1Q07	4Q06	3Q06
Asset yield	6.67%	6.31%	6.62%	7.20%	7.29%	7.30%	7.17%	7.03%	6.95%
Liability cost	3.44%	3.51%	4.03%	4.32%	4.42%	4.39%	4.38%	4.26%	4.15%

Spread	3.23%	2.80%	2.59%	2.88%	2.87%	2.91%	2.79%	2.77%	2.80%
Margin	3.52%	3.17%	3.02%	3.38%	3.37%	3.37%	3.26%	3.23%	3.24%

“With credit spreads widening we are seeking to increase our return on new and renewing credits.  Many banks in our area still offer very aggressive rates on their CDs despite Fed rate cuts, which will continue to exert pressure in the market,” Johnson said.  “We anticipate our net interest margin to be within a range of 3.10% to 3.35% in the next quarter.”

Conference Call

Cascade’s management team will host a conference call on Wednesday, October 22, 2008 at 11:00 a.m. PT (2:00 p.m. ET).  Interested investors may listen to the call live or via replay at www.cascadebank.com under shareholder information.  Investment professionals are invited to dial (303) 262-2211 to participate in the live call.  A telephone replay of the call will be available for a month at (303) 590-3000, using passcode 11119713#.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 21 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend and Burlington.

In September 2008, President and CEO Carol K. Nelson was named to U.S. Banker magazine’s list of “25 Women to Watch” in its annual ranking of the 25 Most Powerful Women in Banking and Finance.  In June 2008, Cascade was ranked #44 on the Seattle Times’ Northwest 100, a list of public companies.  In January 2008 Cascade was ranked #10 on Washington CEO magazine’s list of Top 25 Washington Banks.  In July 2007, Cascade was named to Sandler O’Neill’s Bank and Thrift Sm-All Stars – Class of 2007, which recognized Cascade as one of the top 24 best performing small capitalization institutions from a field of 610 publicly traded banks and thrifts in the U.S. with market capitalizations less than $2 billion.  In making their selections, Sandler focused on growth, profitability, credit quality and capital strength.

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Cascade Financial – 3Q08 Results
October 21, 2008

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measures include return on tangible equity and tangible book value per share, efficiency ratio and earnings per share before OTTI.  These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with Cascade’s GAAP financial information.  A reconciliation of the included non-GAAP financial measures to GAAP measures is included elsewhere in this release.

Forward-Looking Statements
Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Reform Act.  CASB’s actual results may differ materially from those included in the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption of CASB of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CASB’s results.  These statements are representative only on the date hereof, and CASB undertakes no obligation to update any forward-looking statements made.

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Cascade Financial – 3Q08 Results
October 21, 2008

BALANCE SHEET
(Dollars in thousands except per share amounts) (Unaudited)	September 30, 2008	June 30, 2008	Three Month Change	September 30, 2007	One Year Change

Cash and due from banks	$12,822	$13,921	-8%	$14,246	-10%
Interest-bearing deposits	611	1,850	-67%	7,380	-96%

Securities available-for-trading	-	-	NM	17,009	-100%
Securities available-for-sale	102,313	123,630	-17%	112,671	-9%
Securities held-to-maturity	140,615	137,065	3%	83,689	68%
Federal Home Loan Bank stock	11,920	11,920	0%	11,920	0%
Total securities	254,848	272,615	-7%	225,289	13%
Loans
Business	473,213	486,876	-3%	464,314	2%
R/E construction	403,569	391,765	3%	356,064	13%
Commercial real estate	119,787	117,043	2%	119,890	0%
Multifamily	74,535	63,905	17%	11,506	548%
Home equity/consumer	29,659	29,250	1%	28,089	6%
Residential	112,283	106,043	6%	95,559	18%
Total loans	1,213,046	1,194,882	2%	1,075,422	13%
Deferred loan fees	(3,248)	(3,471)	-6%	(3,695)	-12%
Allowance for loan losses	(14,531)	(13,318)	9%	(11,258)	29%
Loans, net	1,195,267	1,178,093	1%	1,060,469	13%
REO and other repossessed assets	1,446	25	NM	-	NM
Premises and equipment	15,676	15,778	-1%	14,219	10%
Bank owned life insurance	23,388	23,133	1%	18,483	27%
Deferred tax asset	8,437	3,015	180%	2,461	243%
Other assets	14,173	14,041	1%	12,448	14%
Goodwill	24,585	24,585	0%	24,585	0%
Core deposit intangible, net	529	564	-6%	669	-21%

Total assets	$1,551,782	$1,547,620	0%	$1,380,249	12%

Deposits
Personal checking accounts	$90,772	$77,591	17%	$57,740	57%
Business checking accounts	82,485	89,071	-7%	84,451	-2%
Total checking accounts	173,257	166,662	4%	142,191	22%
Savings and money market accounts	266,560	340,911	-22%	330,031	-19%
Certificates of deposit	552,688	482,988	14%	434,503	27%
Total deposits	992,505	990,561	0%	906,725	9%
FHLB advances	255,000	250,000	2%	197,000	29%
Securities sold under agreement to repurchase	150,983	145,641	4%	120,618	25%
Jr. Sub. Deb. (Trust Preferred Securities)	15,465	15,465	0%	15,465	0%
Jr. Sub. Deb. (Trust Preferred Securities), at fair value	10,535	10,924	-4%	11,541	-9%
Other liabilities	8,194	9,381	-13%	10,019	-18%

Total liabilities	1,432,682	1,421,972	1%	1,261,368	14%

Stockholders' equity
Common stock and paid in capital	40,857	40,669	0%	40,397	1%
Retained earnings	79,753	87,456	-9%	79,010	1%
Accumulated other comprehensive loss, net	(1,510)	(2,477)	-39%	(526)	187%
Total stockholders' equity	119,100	125,648	-5%	118,881	0%

Total liabilities and stockholders' equity	$1,551,782	$1,547,620	0%	$1,380,249	12%

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Cascade Financial – 3Q08 Results
October 21, 2008

INCOME STATEMENT
(Dollars in thousands except per share amounts) (Unaudited)	September 30, 2008	June 30, 2008	Three Month Change	September 30, 2007	One Year Change

Interest income	$24,345	$22,793	7%	$23,378	4%
Interest expense	11,508	11,348	1%	12,568	-8%
Net interest income	12,837	11,445	12%	10,810	19%
Provision for loan losses	1,250	1,200	4%	350	257%
Net interest income after provision for loan losses	11,587	10,245	13%	10,460	11%
Other income
Checking fees	1,328	1,277	4%	1,005	32%
Service fees	280	313	-11%	265	6%
Bank owned life insurance	271	259	5%	203	33%
(Loss)/gain on sale of securities	(87)	19	-558%	28	-411%
Gain on sale of loans	36	45	-20%	46	-22%
Fair value gains	389	193	102%	281	38%
Other	106	111	-5%	114	-7%
Total other income	2,323	2,217	5%	1,942	20%

Total income	13,910	12,462	12%	12,402	12%

Compensation expense	3,789	3,609	5%	3,551	7%
Other operating expenses	3,373	3,642	-7%	3,173	6%
	7,162	7,251	-1%	6,724	7%
OTTI charge	17,338	-	NM	-	NM
Total other expense	24,500	7,251	238%	6,724	264%

Net income before (benefit) provision for income tax	(10,590)	5,211	-303%	5,678	-287%

(Benefit) provision for income tax	(3,971)	1,577	-352%	1,892	-310%

Net (loss) income	$(6,619)	$3,634	-282%	$3,786	-275%

EARNINGS PER SHARE INFORMATION

Earnings per share, basic	$(0.55)	$0.30	-282%	$0.32	-274%
Earnings per share, diluted	$(0.55)	$0.30	-282%	$0.31	-276%
Earnings per share, basic excluding OTTI (1)	$0.39	$0.30	28%	$0.32	22%
Earnings per share, diluted excluding OTTI (1)	$0.38	$0.30	28%	$0.31	24%
(1) Excludes after-tax charge of $11,270 for OTTI on investments in Fannie Mae and Freddie Mac preferred stock.

Weighted average number of shares outstanding
Basic	12,059,480	12,047,927		12,009,440
Diluted	12,140,168	12,162,848		12,233,781

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Cascade Financial – 3Q08 Results
October 21, 2008

INCOME STATEMENT	Nine Months Ended
(Dollars in thousands except per share amounts) (Unaudited)	September 30, 2008	September 30, 2007	One Year Change

Interest income	$70,152	$69,799	1%
Interest expense	35,395	37,721	-6%
Net interest income	34,757	32,078	8%
Provision for loan losses	4,840	850	469%
Net interest income after provision for loan losses	29,917	31,228	-4%
Other income
Checking fees	3,640	2,839	28%
Service fees	825	794	4%
Bank owned life insurance	790	598	32%
Gain/(loss) on sale of securities	396	(431)	-192%
Gain on sale of loans	119	167	-29%
Fair value gains	887	934	-5%
Gain on FHLB advances	-	569	-100%
Other	337	357	-6%
Total other income	6,994	5,827	20%

Total income	36,911	37,055	0%

Compensation expense	11,039	10,246	8%
Other operating expenses	10,308	9,449	9%
	21,347	19,695	8%
OTTI charge	17,338	-	NM
Total other expense	38,685	19,695	96%

Net income before (benefit) provision for income tax	(1,774)	17,360	-110%

(Benefit) provision for income tax	(1,402)	5,826	-124%

Net (loss) income	$(372)	$11,534	-103%

EARNINGS PER SHARE INFORMATION
Earnings per share, basic	$(0.03)	$0.96	-103%
Earnings per share, diluted	$(0.03)	$0.94	-103%
Earnings per share, basic excluding OTTI (1)	$0.90	$0.96	-5%
Earnings per share, diluted excluding OTTI (1)	$0.90	$0.94	-4%
(1) Excludes after-tax charge of $11,270 for OTTI on investments in Fannie Mae and Freddie Mac preferred stock.

Weighted average number of shares outstanding
Basic	12,047,700	12,055,024
Diluted	12,168,009	12,307,001

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Cascade Financial – 3Q08 Results
October 21, 2008

(Dollars in thousands except per share amounts)(Unaudited)

	Quarter Ended			Nine Months Ended
PERFORMANCE MEASURES AND RATIOS	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Return on average equity	-20.58%	11.57%	12.75%	-0.39%	13.27%
Return on average tangible equity	-25.75%	14.36%	16.36%	-0.49%	16.90%
Return on average assets	-1.69%	0.96%	1.12%	-0.03%	1.13%
Efficiency ratio (1)	47.24%	53.07%	52.73%	51.13%	51.96%
Net interest margin	3.52%	3.17%	3.37%	3.24%	3.33%
(1) Excludes after-tax charge of $11,270 for OTTI on investments in Fannie Mae and Freddie Mac preferred stock.

	Quarter Ended
AVERAGE BALANCES	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
Average assets	$1,556,771	$1,527,947	$1,344,189
Average earning assets	1,452,526	1,453,058	1,272,810
Average total loans	1,201,676	1,173,781	1,029,487
Average deposits	988,905	968,873	870,616
Average equity	127,936	126,384	117,861
Average tangible equity	102,804	101,219	92,586

EQUITY ANALYSIS	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
Total equity	$119,100	$125,648	$118,881
Less: goodwill and intangibles	25,114	25,149	25,254
Tangible equity	$93,986	$100,499	93,627

Common stock outstanding	12,071,032	12,047,927	12,023,685
Book value per common share	$9.87	$10.43	$9.89
Tangible book value per share	$7.79	$8.34	$7.79

Capital/asset ratio (inc. jr. sub deb)	9.29%	9.73%	10.42%
Capital/asset ratio (Tier 1, inc. jr. sub deb)	7.87%	8.41%	9.03%
Risk based capital/risk weighted asset ratio	10.40%	10.67%	10.57%
Tangible cap/asset ratio (ex. jr. sub deb)	6.16%	6.60%	7.10%

(more)

Cascade Financial – 3Q08 Results
October 21, 2008

(Dollars in thousands except per share amounts)(Unaudited)

ASSET QUALITY	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
Nonperforming loans (NPLs)	$15,697	$32,019	$625
Nonperforming loans/total loans	1.29%	2.68%	0.06%
Real estate/repossessed assets owned	$1,446	$25	-
Nonperforming assets	$17,143	$32,044	625
Nonperforming assets/total assets	1.10%	2.07%	0.05%
Net loan charge-offs in the quarter	$43	$448	$302
Net charge-offs/total loans	0.00%	0.04%	0.03%

Allowance for loan losses	14,531	13,318	$11,258
Plus: Allowance for off balance sheet commitments	107	113	$136
Total allowance for loan losses	14,638	13,431	$11,394
Total allowance for loan losses/total loans	1.21%	1.12%	1.06%
Total allowance for loan losses/nonperforming loans	93%	42%	1823%

	Quarter Ended
INTEREST SPREAD ANALYSIS	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
Yield on loans	6.82%	6.52%	7.84%
Yield on investments	5.38%	5.54%	4.93%
Yield on earning assets	6.67%	6.31%	7.29%

Cost of deposits	2.59%	2.74%	4.02%
Cost of FHLB advances	4.30%	4.30%	4.45%
Cost of other borrowings	4.73%	4.29%	3.23%
Cost of jr. sub. debentures	8.00%	8.03%	7.71%
Cost of interest bearing liabilities	3.44%	3.51%	4.42%

Net interest spread	3.23%	2.80%	2.87%
Net interest margin	3.52%	3.17%	3.37%

Note:  Transmitted on Globe Newswire at 1:00 p.m. PT on October 21, 2008.